Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FULL-YEAR 2007 DILUTED EPS OF $1.70;

DOMESTIC UNIT GROWTH OF 5.6%

New Domestic Hotel Franchise Contracts Up 7% To A Record 770 For Full-Year 2007;

SILVER SPRING, Md. (February 12, 2008) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the fourth quarter and full-year 2007:

•

Diluted earnings per share (“EPS”) for full-year 2007 were $1.70 compared to $1.68 for full-year 2006. Diluted EPS for fourth quarter 2007 were $0.44, a 19% increase compared to $0.37 for the same period in 2006. Full-year 2007 results include termination benefits expense totaling $3.7 million (approximately $0.04 diluted EPS) resulting from previously announced separations of certain executive officers.

•

Adjusted diluted EPS for full-year 2007 were $1.70, a 14% increase compared to adjusted diluted EPS of $1.49 for full-year 2006. Adjusted diluted EPS for fourth quarter 2007 were $0.44, a 22% increase compared to adjusted diluted EPS of $0.36 for the same period of 2006. Adjusted diluted earnings per share exclude reductions of income tax expense related to reversal of income tax contingency provisions of approximately $0.01 and $0.19 per share for the fourth quarter and full-year 2006, respectively.

•

Operating income increased 11% to $185.2 million for full-year 2007, compared to $166.6 million in the same period of the prior year. Operating income for fourth quarter 2007 increased 21% to $48.1 million compared to $39.9 million for fourth quarter 2006.

•

Earnings before interest, taxes and depreciation (“EBITDA”) for full-year 2007 increased 10% to $193.8 million from $176.3 million in 2006. EBITDA for fourth quarter 2007 was $50.3 million, an increase of 19% compared to $42.3 million for fourth quarter 2006.

•

Franchising revenues and total revenues increased 12% and 14%, respectively for full-year 2007 compared to the same period in 2006. Franchising revenues increased 14% and total revenues increased 19% for fourth quarter 2007 compared to the same period of 2006.

•

Franchising margins for full-year 2007 were 62.5% compared to 63.1% for the same period of 2006. Franchising margins for full-year 2007 reflect the impact of $3.7 million of termination benefits for certain executive officers and the commencement of direct franchising operations in continental Europe.

•	Domestic unit growth increased 5.6 percent for full-year 2007.

•

Domestic system-wide revenue per available room (RevPAR) increased 4.0% for full-year 2007 and 4.7% for fourth quarter 2007 compared to the same periods in 2006. Domestic RevPAR for the company’s mid-scale without food and beverage brands (Comfort Inn, Comfort Suites and Sleep Inn), which represent approximately half of the company’s domestic rooms online, increased 5.2% for both full-year and fourth quarter 2007.

•	New domestic hotel franchise contracts for full-year 2007 increased 7% to a record 770. Fourth quarter new domestic hotel franchise contracts increased 13% to 301 compared to fourth quarter 2006.

•

The number of domestic hotels under construction, awaiting conversion or approved for development increased 17% to 1,004 hotels representing 79,342 rooms; the worldwide pipeline increased 18% to 1,093 hotels representing 87,982 rooms.

“2007 was another very strong year for the company, as we continued to successfully execute our strategy of profitably growing our franchise system and domestic market share of branded hotel rooms,” said Charles A. Ledsinger, Jr., vice chairman and chief executive officer. “We achieved another record year for new domestic hotel franchise contract sales, which highlights our ability to attract owners to our family of ten powerful brands by leveraging our size, scale, and distribution to deliver guests and create opportunities for our franchisees to achieve exceptional returns on their investment.”

Items Affecting Comparability

Fourth Quarter 2006 Acquisition of Continental Europe Franchising Operations

During the fourth quarter of 2006, the company terminated the master franchising agreement covering continental Europe and acquired the direct franchising operations in this region from the former master franchisor. As a result of the acquisition, franchising revenues and selling, general and administrative costs for the three months ended December 31, 2007 increased approximately $0.5 million and $0.7 million, respectively, compared to fourth quarter 2006. Franchising revenues and selling, general and administrative costs for the full-year 2007 increased approximately $3.3 million and $3.3 million, respectively, compared to the same period in 2006.

Outlook for 2008

The company’s first quarter 2008 diluted EPS is expected to be $0.26. The company expects full year 2008 diluted EPS of $1.87. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for full-year 2008 is expected to be approximately $207 million. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 5% in 2008;

•	RevPAR is expected to increase approximately 2% for first quarter 2008 and approximately 3% for full-year 2008;

•	The effective royalty rate is expected to increase 4 basis points for full-year 2008;

•	All figures assume the existing share count and an effective tax rate of 36% for first quarter 2008 and 36.5% for full-year 2008

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders, primarily through share repurchases and dividends.

For the year ended December 31, 2007, the company paid $40.1 million of cash dividends to shareholders. The annual dividend rate per common share is $0.68.

For the three months ended December 31, 2007, the company purchased approximately 0.8 million shares of its common stock at an average price of $36.16 for a total cost of $28.7 million under its share repurchase program. For the year ended December 31, 2007, the company purchased approximately 4.9 million shares of its common stock at an average price of $37.47 for a total cost of $184 million. At December 31, 2007, the company had authorization to purchase up to an additional 3.2 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of shares has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 38.6 million shares of its common stock for a total cost of $895.9 million through December 31, 2007. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 71.5 million shares under the share repurchase program at an average price of $12.52 per share.

The company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Wednesday February 13, 2008 at 9:30 a.m. EST to discuss the company’s fourth quarter and full-year results. The call-in number to listen to the call is 1-800-230-1092. International callers should dial 612-332-0107. The conference call also will be Web cast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com beginning at 11:30 a.m. EST on February 13 and will be available through March 13 by calling 1-800-475-6701, access code 905026. International callers should dial 320-365-3844 and enter access code 905026.

About Choice Hotels

Choice Hotels International franchises more than 5,500 hotels, representing more than 450,000 rooms, in the United States and 37 countries and territories. As of December 31, 2007, 1,004 hotels are under development in the United States, representing 79,342 rooms, and an additional 89 hotels, representing 8,640 rooms, are under development in more than 15 countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections for the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Franchising revenues, franchising margins, adjusted diluted EPS and EBITDA are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as total revenues, operating margins, diluted EPS and operating income. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2008 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
	2007	2006	$	%	2007	2006	$	%
(In thousands, except per share amounts)
REVENUES:

Royalty fees	$60,623	$54,271	$6,352	12%	$236,346	$211,645	$24,701	12%
Initial franchise and relicensing fees	11,907	9,530	2,377	25%	33,389	29,629	3,760	13%
Brand solutions	3,680	3,092	588	19%	16,283	13,945	2,338	17%
Marketing and reservation	89,963	73,098	16,865	23%	316,827	273,267	43,560	16%
Hotel operations	1,207	1,163	44	4%	4,692	4,505	187	4%
Other	1,595	1,345	250	19%	7,957	6,912	1,045	15%

Total revenues	168,975	142,499	26,476	19%	615,494	539,903	75,591	14%

OPERATING EXPENSES:

Selling, general and administrative	27,855	26,316	1,539	6%	101,590	87,112	14,478	17%
Depreciation and amortization	2,227	2,370	(143)	(6)%	8,637	9,705	(1,068)	(11)%
Marketing and reservation	89,963	73,098	16,865	23%	316,827	273,267	43,560	16%
Hotel operations	839	829	10	1%	3,241	3,194	47	1%

Total operating expenses	120,884	102,613	18,271	18%	430,295	373,278	57,017	15%

Operating income	48,091	39,886	8,205	21%	185,199	166,625	18,574	11%

OTHER INCOME AND EXPENSES:

Interest expense	4,087	2,807	1,280	46%	14,293	14,098	195	1%
Interest and other investment (income) loss	1,106	(942)	2,048	(217)%	(1,750)	(2,041)	291	(14)%
Equity in net income of affiliates	(393)	(315)	(78)	25%	(1,230)	(1,052)	(178)	17%
Loss on extinguishment of debt	—	—	—	NM	—	342	(342)	(100)%

Total other income and expenses, net	4,800	1,550	3,250	210%	11,313	11,347	(34)	(0)%

Income before income taxes	43,291	38,336	4,955	13%	173,886	155,278	18,608	12%
Income taxes	15,344	13,707	1,637	12%	62,585	42,491	20,094	47%

Net income	$27,947	$24,629	$3,318	13%	$111,301	$112,787	$(1,486)	(1)%

Weighted average shares outstanding-basic	62,086	65,728			64,213	65,387

Weighted average shares outstanding-diluted	63,109	67,171			65,331	67,050

Basic earnings per share	$0.45	$0.37	$0.08	22%	$1.73	$1.72	$0.01	1%

Diluted earnings per share	$0.44	$0.37	$0.07	19%	$1.70	$1.68	$0.02	1%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	December 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$46,377	$35,841
Accounts receivable, net	40,855	41,694
Deferred income taxes	2,387	1,790
Investments, employee benefit plans, at fair value	1,002	—
Other current assets	15,330	7,757

Total current assets	105,951	87,082

Fixed assets and intangibles, net	141,679	144,124
Receivable — marketing fees	6,782	6,662
Investments, employee benefit plans, at fair value	33,488	31,529
Other assets	40,484	33,912

Total assets	$328,384	$303,309

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current portion of long-term debt	$—	$146
Other current liabilities	147,516	139,645

Total current liabilities	147,516	139,791

Long-term debt	272,378	172,390
Deferred compensation & retirement plan obligations	43,132	40,101
Other liabilities	22,419	13,407

Total liabilities	485,445	365,689

Common stock, $0.01 par value	621	664
Additional paid-in-capital	86,243	81,689
Accumulated other comprehensive income (loss)	346	(772)
Treasury stock, at cost	(798,110)	(627,311)
Retained earnings	553,839	483,350

Total shareholders’ deficit	(157,061)	(62,380)

Total liabilities and shareholders’ deficit	$328,384	$303,309

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Twelve Months Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$111,301	$112,787

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,637	9,705
Provision for bad debts	905	(163)
Non-cash stock compensation and other charges	11,392	10,644
Non-cash interest and other (income) loss	29	(1,576)
Loss on extinguishment of debt	—	342
Dividends received from equity method investees	1,245	1,095
Equity in net income of affiliates	(1,230)	(1,052)

Changes in assets and liabilities, net of acquisitions:
Receivables	671	(3,007)
Receivable—marketing and reservation fees, net	11,997	19,049
Accounts payable	13,466	6,888
Accrued expenses and other	(5,364)	(7,631)
Income taxes payable/receivable	(5,395)	2,857
Deferred income taxes	(7,651)	(17,214)
Deferred revenue	1,493	15,036
Other assets	(2,559)	(1,724)
Other liabilities	7,198	7,892

NET CASH PROVIDED BY OPERATING ACTIVITIES	146,135	153,928

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(11,963)	(7,707)
Acquisitions, net of cash acquired	(343)	(826)
Purchases of investments, employee benefit plans	(8,686)	(10,515)
Proceeds from sales of investments, employee benefit plans	6,049	3,728
Issuance of notes receivable	(7,395)	(2,433)
Collections of notes receivable	1,806	868
Other items, net	(728)	(446)

NET CASH USED IN INVESTING ACTIVITIES	(21,260)	(17,331)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(422)	(146)
Net borrowings (repayments) pursuant to revolving credit facility	100,199	(101,500)
Debt issuance costs	—	(477)
Excess tax benefits from stock-based compensation	6,209	12,699
Purchase of treasury stock	(185,935)	(1,365)
Dividends paid	(40,139)	(35,386)
Proceeds from exercise of stock options	5,749	8,498

NET CASH USED IN FINANCING ACTIVITIES	(114,339)	(117,677)

Net change in cash and cash equivalents	10,536	18,920
Cash and cash equivalents at beginning of period	35,841	16,921

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$46,377	$35,841

EXHIBIT 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Twelve Months Ended December 31, 2007			For the Twelve Months Ended December 31, 2006			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$77.14	63.1%	$48.70	$73.08	63.0%	$46.06	5.6%	10	bps	5.7%
Comfort Suites	87.23	65.5%	57.11	82.93	67.0%	55.59	5.2%	(150	)bps	2.7%
Sleep	69.67	62.5%	43.52	66.44	62.4%	41.43	4.9%	10	bps	5.0%

Midscale without Food & Beverage	78.23	63.5%	49.70	74.18	63.7%	47.26	5.5%	(20	)bps	5.2%

Quality	70.30	54.2%	38.09	66.89	55.3%	37.01	5.1%	(110	)bps	2.9%
Clarion	80.86	51.7%	41.79	78.98	51.2%	40.41	2.4%	50	bps	3.4%

Midscale with Food & Beverage	72.74	53.6%	38.97	69.76	54.3%	37.87	4.3%	(70	)bps	2.9%

Econo Lodge	54.40	48.0%	26.10	53.09	47.7%	25.31	2.5%	30	bps	3.1%
Rodeway	53.24	47.6%	25.32	51.66	45.8%	23.66	3.1%	180	bps	7.0%

Economy	54.14	47.9%	25.93	52.83	47.3%	24.99	2.5%	60	bps	3.8%

MainStay	70.04	68.5%	47.98	67.26	69.4%	46.66	4.1%	(90	)bps	2.8%
Suburban	40.13	67.3%	27.01	38.30	72.4%	27.73	4.8%	(510	)bps	(2.6)%

Extended Stay	47.10	67.6%	31.83	43.81	71.8%	31.46	7.5%	(420	)bps	1.2%

Total	$72.07	57.9%	$41.75	$68.71	58.4%	$40.13	4.9%	(50	)bps	4.0%

	For the Three Months Ended December 31, 2007			For the Three Months Ended December 31, 2006			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$77.45	63.9%	$49.47	$73.14	63.5%	$46.46	5.9%	40	bps	6.5%
Comfort Suites	86.32	64.1%	55.29	82.35	66.1%	54.42	4.8%	(200	)bps	1.6%
Sleep	70.10	61.4%	43.03	66.04	62.5%	41.29	6.1%	(110	)bps	4.2%

Midscale without Food & Beverage	78.31	63.5%	49.76	74.04	63.9%	47.30	5.8%	(40	)bps	5.2%

Quality	69.86	53.4%	37.28	65.79	54.6%	35.89	6.2%	(120	)bps	3.9%
Clarion	82.27	52.3%	43.04	78.38	51.0%	39.98	5.0%	130	bps	7.7%

Midscale with Food & Beverage	72.68	53.1%	38.61	68.79	53.7%	36.91	5.7%	(60	)bps	4.6%

Econo Lodge	54.33	47.7%	25.89	52.74	47.6%	25.10	3.0%	10	bps	3.1%
Rodeway	52.17	46.7%	24.37	49.79	43.4%	21.61	4.8%	330	bps	12.8%

Economy	53.82	47.4%	25.52	52.18	46.7%	24.38	3.1%	70	bps	4.7%

MainStay	70.40	70.7%	49.77	66.91	72.8%	48.74	5.2%	(210	)bps	2.1%
Suburban	40.65	64.6%	26.24	38.16	67.7%	25.82	6.5%	(310	)bps	1.6%

Extended Stay	48.50	66.1%	32.04	44.47	68.7%	30.57	9.1%	(260	)bps	4.8%

Total	$72.16	57.6%	$41.58	$68.40	58.0%	$39.70	5.5%	(40	)bps	4.7%

	For the Quarter Ended		For the Twelve Months Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
System-wide effective royalty rate	4.15%	4.12%	4.14%	4.09%

EXHIBIT 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	December 31, 2007		December 31, 2006		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,434	112,042	1,415	110,877	19	1,165	1.3%	1.1%
Comfort Suites	481	37,358	433	33,976	48	3,382	11.1%	10.0%
Sleep	346	25,728	327	24,575	19	1,153	5.8%	4.7%

Midscale without Food & Beverage	2,261	175,128	2,175	169,428	86	5,700	4.0%	3.4%

Quality	828	79,276	736	72,054	92	7,222	12.5%	10.0%
Clarion	167	23,319	162	23,945	5	(626)	3.1%	(2.6)%

Midscale with Food & Beverage	995	102,595	898	95,999	97	6,596	10.8%	6.9%

Econo Lodge	825	50,403	816	49,679	9	724	1.1%	1.5%
Rodeway	276	16,523	233	14,168	43	2,355	18.5%	16.6%

Economy	1,101	66,926	1,049	63,847	52	3,079	5.0%	4.8%

MainStay	30	2,258	29	2,183	1	75	3.4%	3.4%
Suburban	54	6,773	60	7,984	(6)	(1,211)	(10.0)%	(15.2)%

Extended Stay	84	9,031	89	10,167	(5)	(1,136)	(5.6)%	(11.2)%

Cambria Suites	4	459	—	—	4	459	NM	NM

Domestic Franchises	4,445	354,139	4,211	339,441	234	14,698	5.6%	4.3%

International Franchises	1,125	97,888	1,165	97,944	(40)	(56)	(3.4)%	(0.1)%

Total Franchises	5,570	452,027	5,376	437,385	194	14,642	3.6%	3.3%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Twelve Months Ended December 31, 2007			For the Twelve Months Ended December 31, 2006			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	48	62	110	67	65	132	(28)%	(5)%	(17)%
Comfort Suites	114	4	118	98	3	101	16%	33%	17%
Sleep	71	1	72	58	1	59	22%	0%	22%

Midscale without Food & Beverage	233	67	300	223	69	292	4%	(3)%	3%

Quality	11	153	164	6	143	149	83%	7%	10%
Clarion	6	42	48	2	26	28	200%	62%	71%

Midscale with Food & Beverage	17	195	212	8	169	177	113%	15%	20%

Econo Lodge	3	77	80	1	80	81	200%	(4)%	(1)%
Rodeway	2	99	101	3	105	108	(33)%	(6)%	(6)%

Economy	5	176	181	4	185	189	25%	(5)%	(4)%

MainStay	22	2	24	9	1	10	144%	100%	140%
Suburban	21	3	24	14	8	22	50%	(63)%	9%

Extended Stay	43	5	48	23	9	32	87%	(44)%	50%

Cambria Suites	29	—	29	30	—	30	(3)%	NM	(3)%

Total Domestic System	327	443	770	288	432	720	14%	3%	7%

	For the Three Months Ended December 31, 2007			For the Three Months Ended December 31, 2006			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	22	30	52	29	22	51	(24)%	36%	2%
Comfort Suites	36	—	36	43	—	43	(16)%	NM	(16)%
Sleep	38	—	38	31	—	31	23%	NM	23%

Midscale without Food & Beverage	96	30	126	103	22	125	(7)%	36%	1%

Quality	4	57	61	1	43	44	300%	33%	39%
Clarion	1	14	15	1	4	5	0%	250%	200%

Midscale with Food & Beverage	5	71	76	2	47	49	150%	51%	55%

Econo Lodge	—	27	27	1	37	38	(100)%	(27)%	(29)%
Rodeway	—	37	37	1	32	33	(100)%	16%	12%

Economy	—	64	64	2	69	71	(100)%	(7)%	(10)%

MainStay	12	1	13	4	—	4	200%	NM	225%
Suburban	11	—	11	5	3	8	120%	(100)%	38%

Extended Stay	23	1	24	9	3	12	156%	(67)%	100%

Cambria Suites	11	—	11	10	—	10	10%	NM	10%

Total Domestic System	135	166	301	126	141	267	7%	18%	13%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	December 31, 2007 Units			December 31, 2006 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	54	135	189	56	124	180	(2)	(4)%	11	9%	9	5%
Comfort Suites	1	278	279	3	233	236	(2)	(67)%	45	19%	43	18%
Sleep Inn	—	138	138	—	123	123	—	NM	15	12%	15	12%

Midscale without Food & Beverage	55	551	606	59	480	539	(4)	(7)%	71	15%	67	12%

Quality	71	15	86	76	10	86	(5)	(7)%	5	50%	—	0%
Clarion	30	7	37	11	4	15	19	173%	3	75%	22	147%

Midscale with Food & Beverage	101	22	123	87	14	101	14	16%	8	57%	22	22%

Econo Lodge	46	3	49	41	5	46	5	12%	(2)	(40)%	3	7%
Rodeway	68	3	71	66	3	69	2	3%	—	0%	2	3%

Economy	114	6	120	107	8	115	7	7%	(2)	(25)%	5	4%

MainStay	2	46	48	—	33	33	2	NM	13	39%	15	45%
Suburban	4	40	44	5	24	29	(1)	(20)%	16	67%	15	52%

Extended Stay	6	86	92	5	57	62	1	20%	29	51%	30	48%

Cambria Suites	—	63	63	—	43	43	—	NM	20	47%	20	47%

	276	728	1,004	258	602	860	18	7%	126	21%	144	17%

EXHIBIT 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007*	2006
Franchising Revenues:
Total Revenues	$168,975	$142,499	$615,494	$539,903
Adjustments:
Marketing and reservation revenues	(89,963)	(73,098)	(316,827)	(273,267)
Hotel Operations	(1,207)	(1,163)	(4,692)	(4,505)

Franchising Revenues	$77,805	$68,238	$293,975	$262,131

Franchising Margins:

Operating Margin:

Total Revenues	$168,975	$142,499	$615,494	$539,903
Operating Income	$48,091	$39,886	$185,199	$166,625

Operating Margin	28.5%	28.0%	30.1%	30.9%

Franchising Margin:

Franchising Revenues	$77,805	$68,238	$293,975	$262,131

Operating Income	$48,091	$39,886	$185,199	$166,625
Less: Hotel Operations	368	334	1,451	1,311

	$47,723	$39,552	$183,748	$165,314

Franchising Margins	61.3%	58.0%	62.5%	63.1%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007*	2006
Net Income	$27,947	$24,629	$111,301	$112,787
Adjustments:
Reversal of Provisions for Income Tax Contingencies/Unrecognized Tax Benefits	(48)	(210)	(349)	(12,791)

Adjusted Net Income	$27,899	$24,419	$110,952	$99,996

Weighted average shares outstanding-diluted	63,109	67,171	65,331	67,050

Diluted Earnings Per Share	$0.44	$0.37	$1.70	$1.68
Adjustments:
Reversal of Provisions for Income Tax Contingencies/Unrecognized Tax Benefits	—	(0.01)	—	(0.19)

Adjusted Diluted Earnings Per Share (EPS)	$0.44	$0.36	$1.70	$1.49

EBITDA Reconciliation

(in millions)	Q4 2007 Actuals	Q4 2006 Actuals	Year Ended December 31, 2007 Actuals*	Year Ended December 31, 2006 Actuals	Full-Year 2008 Outlook
Operating Income	$48.1	$39.9	$185.2	$166.6	$196.9
Depreciation and amortization	2.2	2.4	8.6	9.7	10.1

Earnings before interest, taxes, depreciation & amortization	$50.3	$42.3	$193.8	$176.3	$207.0

*	Year ended December 31, 2007 franchising margins, operating income and EBITDA include approximately $3.7 million of severance costs related to the previously announced termination of certain executive officers.